Exhibit 23.3

Jeffrey Wilson

General Manager - Corporate Reserves

Murphy Oil Corporation

9805 Katy Freeway, Suite G-200

Houston, Texas 77024

We hereby consent to (1) the reference of our firm and to the use of our report conducting an audit of the Canadian Oil and Gas Properties for the Kaybob Duvernay and Greater Tupper Montney Projects located within the Province of British Columbia and Alberta, Canada, effective December 31, 2023 and dated January 25, 2024 in the Murphy Oil Corporation Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities Exchange Commission on February 23, 2024, incorporated by reference in this Form S-3 Registration Statement of Murphy Oil Corporation and (2) the reference to us under the heading “Experts” in this Form S-3 Registration Statement and the Prospectus to which the Registration Statement is related to be filed with the U.S. Securities and Exchange Commission on or about October 15, 2024.

McDaniel & Associates Consultants Ltd.

/s/ Jared W. B. Wynween

Jared W. B. Wynveen, P.Eng.

Executive Vice President

October 15, 2024

APEGA PERMIT NUMBER: P3145

2000, Eighth Avenue Place, East Tower, 525 – 8 Avenue SW, Calgary, AB, T2P 1G1     Tel: (403) 262-5506     www.mcdan.com